SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 7, 2002

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                      000-23016              13-3714405
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(State or other jurisdiction         (Commission File Number)     (IRS Employer
 of incorporation or organization)                                  Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland                           21117
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  (Address of principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area code (410)-581-8042
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

     The Medifast Annual Shareholder Meeting was held on June 6, 2002 at Villanova University in Villanova, PA. The Shareholders (82% voted in favor) elected the following slate of Directors: Mr. Bradley T. MacDonald, Rev. Donald
F. Reilly, O.S.A., Mr. Michael C. MacDonald, Mr. Scott Zion and Mr. David Scheffler. The shareholders approved the reappointment of Wooden & Benson, Chartered, as the Company's independent auditors for the fiscal year ending December 31, 2002.

     The Directors elected Mr. Bradley T. MacDonald as Chairman of the Board, CEO, Treasurer and Secretary, and Mr. Scott Zion as Assistant Secretary of the Corporation.

     The stockholders approved and the Directors amended the Company's 1993 stock option plan and increased the number of authorized stock options from seven hundred thousand (700,000) to 1 million (1,000,000) in order to provide incentives for employees, directors, and consultants performance.

     The stockholders approved and the Directors consented to increase the number of authorized shares of common stock by five million (5,000,000) shares to fifteen million (15,000,000) shares.

     The Directors authorized the company to purchase the building at 11445 Cronhill Drive, Owings Mills, Maryland for 3.4 million dollars and directed the CEO to arrange financing on favorable terms to close the transaction in 60 days.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  June 7, 2002

                                            /s/  Bradley T. MacDonald
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                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer